Exhibit 10.6

RUTH’S HOSPITALITY GROUP, INC.

RESTRICTED STOCK AWARD AGREEMENT

(PERFORMANCE AWARD)

[Date]

Name

Address

City State Zip

Re:	Ruth’s Hospitality Group, Inc. (the “Company”)
Restricted Stock Award Agreement (this “Agreement”)

Dear [Name]:

The Company is pleased to advise you that its Board of Directors has awarded you (the “Grantee”) a grant of Restricted Stock, as provided below, under the Company’s Amended and Restated 2005 Long Term Equity Incentive Plan, as amended (the “Plan”), a copy of which is attached hereto and incorporated herein by reference. This Restricted Stock grant is intended to be a “Performance Award” in accordance with Section 9 of the Plan, granted in a number of shares determined by the level at which the Perforamnce Goals were satisfied, as previously established and subsequently certified by the Committee. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

1.             Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Restricted Shares” shall mean (i) all shares of Common Stock awarded pursuant to this Agreement and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock. Restricted Shares shall continue to be Restricted Shares pursuant to this Agreement in the hands of any holder other than you, and each such transferee thereof shall succeed to the rights and obligations of a holder of Restricted Shares hereunder.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency, or political subdivision thereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute.

2.             Grant and Vesting.

(a)     Grant. Effective as of the date of this Agreement (the “Grant Date”), the Company shall issue to the Grantee, subject to the terms and conditions set forth in this Agreement and in the Plan, [xx] Restricted Shares, in exchange for a purchase price of $0.01 per Restricted Share. The Restricted Shares will initially be issued by the Company in book entry form only, in the name of the Grantee. The Company shall, upon the request of the Grantee, issue and deliver to the Grantee a certificate representing Restricted Shares that have vested pursuant to this Agreement.

(b)     Normal Vesting. [x] of your Restricted Shares shall vest on [each of the first][the] [x] anniversary[ies] of the Grant Date (such [x] year period, the “Restricted Period”), in each case if and only if you are, and have been continuously, employed by the Company from the date of this Agreement through such date of vesting, provided, however, that any fraction of a share that would otherwise result from the operation of the vesting schedule shall be rounded up or down to the nearest whole share in any case where it is necessary to effect a certificated transfer of Restricted Shares.

(c)     Effect on Vesting in Case of Employment Termination. Notwithstanding paragraph 2(b) above, the following special vesting rules shall apply if your employment with the Company terminates prior to the expiration of the Restricted Period:

(i)     Death or Disability. If you die or become subject to any Disability while an employee of the Company, your Restricted Shares shall be vested with respect to a number of shares equal to the sum of (x) the shares that were vested on the date of your death or Disability, plus (y) such additional shares that would have vested had your employment continued for one additional year following the date of termination of your employment as a result of death or Disability.

(ii)     [Qualifying Termination. If your employment with the Company is terminated (A) by the Company other than for Cause or (B) by you for Good Reason and you timely complete all actions such that you become entitled to severance compensation under Section [7(•)] of the Employment Agreement (a “Qualifying Termination”), your Restricted Shares shall be vested with respect to a number of shares equal to the sum of (x) the shares that were vested as of the Qualifying Termination and (y) such additional shares that would have vested had your employment continued for one additional year following the date of the Qualifying Termination.]     1

(iii)     Other Termination of Employment. Unless otherwise determined by the Committee, if your employment terminates other than [(x)] as a result of death or Disability [or (y) due to your Qualifying Termination], your Restricted Shares shall be vested with respect to that portion that was vested on the date your employment with the Company ceased and any portion that was not vested on such date shall be forfeited immediately and automatically to the Company. The Grantee shall have no further rights with respect to any Restricted Shares that are so forfeited.

1      To be included only for those whose employment agreements provide for such accelerated vesting.

Except as provided in this paragraph 2(c), the number of Restricted Shares that are vested shall not increase once you cease to be employed by the Company.

(d)     Dividends and Other Distributions. If any dividend or distribution is declared and paid in shares of Common Stock in respect of Restricted Shares, such shares of Common Stock shall be subject to the same terms and conditions as the Restricted Shares to which it relates. If any dividend or distribution is declared and paid in respect of Restricted Shares other than in shares of Common Stock, then such dividend or distribution shall be subject to the same terms and conditions as the Restricted Shares to which it relates and shall not be paid to the Grantee unless and until such Restricted Shares vest. The Grantee shall immediately forfeit any dividend or distribution in respect of unvested Restricted Shares that are forfeited by the Grantee.

3.             [Acceleration of Vesting on Change in Control. If you have been continuously employed by the Company from the date of this Agreement until a Change in Control, the portion of your Restricted Shares which has not become vested at the date of such event shall immediately vest with respect to 100% of such shares simultaneously with the consummation of the Change in Control.]     2

4.             Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

5.             Rights of Grantee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate your employment or service at any time (with or without Cause), nor confer upon you any right to continue in the employ or service of the Company for any period of time or to continue your present (or any other) rate of compensation, and in the event of your termination of employment (including, but not limited to, termination by the Company without Cause) or your continued service with the Company, any portion of your Restricted Shares that were not previously vested shall be immediately forfeited. Nothing in this Agreement shall confer upon you any right to be selected again as a Plan participant, and nothing in the Plan or this Agreement shall provide for any adjustment to the number of Restricted Shares upon the occurrence of subsequent events, except as provided in paragraph 7 below.

6.             Withholding of Taxes. The Company shall be entitled, if necessary or desirable in the Company’s sole discretion, to withhold from you any amounts due and payable by the Company to you (or secure payment from you, in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Restricted Shares awarded under this Agreement, and the Company may defer such issuance unless indemnified by you to its satisfaction.

2      To be included only for those that have such provisions in their employment agreement.

7.            Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board or the Committee shall, in order to prevent the dilution or enlargement of rights under this Agreement, make such adjustments in the number and type of shares authorized by the Plan and the number and type of Restricted Shares covered by this Agreement as may be determined to be appropriate and equitable. The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefore, or upon exercise or conversion, of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock then subject to this Agreement.

8.             Restrictions on Transfer. The Grantee shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any Restricted Shares, or any interest therein, until such Restricted Shares have vested, except that the Grantee may transfer such Restricted Shares (i) to or for the benefit any member of the Grantee’s family group or (ii) to a trust established solely for the benefit of the Grantee and/or any member of the Grantee’s family group, provided that such Shares shall remain subject to this Agreement (including, without limitation, the restrictions on transfer set forth in this Section 8 and the forfeiture provisions contained in Section 2) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

9.             Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

10.           Amendment. Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of you and the Company.

11.           Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

12.           Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

13.          Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

14.           Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

15.           Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of Delaware.

16.           Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or transmitted by facsimile or other electronic means or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to you and to the Company at the addresses indicated below:

(a)     If to the Grantee:

Name

Address

City State Zip

(b)     If to the Company:

Ruth’s Hospitality Group, Inc.

1030 West Canton Avenue, Suite 100

Winter Park, FL 32789

Attention: General Counsel

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

17.        Entire Agreement. This Agreement constitutes the entire understanding between you and the Company, and supersedes all other agreements, whether written or oral, with respect to the acquisition by you of Common Stock of the Company.

Please execute the 2 copies of this Agreement in the space below and return one copy to Matthew Justice. This will confirm your understanding and acceptance of the agreements contained in this Agreement.

Very truly yours,

Mark Taylor
Vice President, Financial Planning & Analysis

Enclosures:	1.	Extra copy of this Agreement
	2.	Copy of the Plan

The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Dated as of [DATE].

GRANTEE:

____________________________

[Name]

Dated as of: _____________________________